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EQUUS ANNOUNCES CERTIFIED VOTING RESULTS

FROM ANNUAL SHAREHOLDER MEETING

All of Fund’s Nominees Elected and Auditors Approved

HOUSTON, TX – May 21, 2010 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) announced that it has received certification of the final result from the independent inspector of elections for the Fund’s Annual Meeting of Stockholders which took place on Wednesday, May 12, 2010.  The inspector’s certified report showed that each of the Fund’s nine nominees for director (Fraser Atkinson, Alessandro Benedetti, Richard Bergner, Kenneth Denos, Greg Flanagan, William Hankinson, John Hardy, Robert Knauss, and Bertrand des Pallieres) were elected to a one-year term expiring at the next annual shareholder meeting, and that UHY, LLP, the Fund’s independent auditors, had also been approved for another one-year term.

“The inspector’s certification represents an important step in the evolution of the Fund,” said Richard Bergner, Chairman of Equus. “We expect to make further announcements as we get on with the business of implementing change and moving Equus forward for the benefit of our shareholders.”

About Equus

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS." Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances.  These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof.  The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this letter does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.